UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2007

Sunstone Hotel Investors, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32319	20-1296886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

903 Calle Amanecer, Suite 100 San Clemente, California	92673
(Address of Principal Executive Office)	(Zip Code)

(949) 369-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 27, 2007, Sunstone Hotel Partnership, LLC, a Delaware limited liability company (the “Operating Partnership”), the operating entity through which Sunstone Hotel Investors, Inc., a Maryland corporation (“Sunstone”), conducts business, issued $30 million aggregate principal amount of its 4.60% Exchangeable Senior Notes due 2027 (the “Notes”) in a private offering exempt from registration in reliance on Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Notes are a further issuance of, are of the same series as, and have the same terms (other than the offering price and the issue date) as the $220 million aggregate principal amount of notes that were issued by the Operating Partnership on June 18, 2007 (the “Existing Notes”). The Notes were issued pursuant to an Indenture, dated as of June 18, 2007, among Sunstone, the Operating Partnership, certain subsidiaries of Sunstone and Wells Fargo Bank, National Association, as Trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated of even date therewith, and as further supplemented by the Second Supplemental Indenture dated June 27, 2007 (collectively, the “Indenture”) and are unsecured and unsubordinated obligations of the Operating Partnership ranking equally with all of the unsecured and unsubordinated obligations of the Operating Partnership. The Notes are guaranteed by Sunstone and all of the subsidiaries of Sunstone that are guarantors under the Operating Partnership’s existing revolving credit facility (collectively, the “Subsidiary Guarantors”). The obligations of the Operating Partnership under the Indenture governing the Notes are unconditionally guaranteed by Sunstone and the Subsidiary Guarantors other than the delivery of any cash amount of the aggregate daily exchange value in excess of the principal amount of the Notes and any accrued and unpaid interest thereon. The Notes are exchangeable into shares of the common stock of Sunstone (the “Common Stock”) under the circumstances described in Item 2.03 below.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 27, 2007, the Operating Partnership issued $30 million aggregate principal amount of Notes pursuant to a purchase agreement (the “Purchase Agreement”) by and among the Operating Partnership, Sunstone, certain subsidiaries of Sunstone named therein and Bear, Stearns & Co. Inc. (the “Initial Purchaser”) under which the Operating Partnership agreed to sell the $30 million principal amount of Notes in private offerings exempt from registration in reliance on Section 4(2) of the Securities Act. The Purchase Agreement contemplates the resale by the Initial Purchaser of the Notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act, at a price equal to 99.25% of the principal amount of the Notes.

Interest on the Notes will be payable semi-annually in arrears on January 15 and July 15 of each year, beginning January 15, 2008, and the Notes will mature on July 15, 2027 unless previously redeemed by the Operating Partnership, repurchased by the Operating Partnership or exchanged in accordance with their terms prior to such date.

Prior to January 20, 2013, the Operating Partnership will not have the right to redeem the Notes, except to preserve Sunstone’s status as a real estate investment trust. On or after January 20, 2013, the Operating Partnership may redeem for cash all or part of the Notes at any time, at 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. On each of January 15, 2013, January 15, 2018 and January 15, 2023, holders of Notes may require the Operating Partnership to repurchase the Notes, in whole or in part, for cash equal to 100% of the principal amount of Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase.

The Notes are exchangeable into, at the Operating Partnership’s election, cash, Common Stock or a combination of cash and Common Stock, upon the satisfaction of certain conditions, including conditions relating to the market price of the Common Stock, the trading price of the Notes, the occurrence of certain corporate events and transactions, a call for redemption of the Notes and certain failures of Sunstone to maintain a listing of the Common Stock on a national securities exchange. The initial exchange rate for each $1,000 principal amount of Notes is 28.9855 shares of Common Stock, representing an exchange price of approximately $34.50 per share. The initial exchange price represents a premium of approximately 20.8% based on the June 21, 2007 Common Stock closing price of $28.57 per share. The initial exchange rate is subject to adjustment under certain circumstances.

The sale of $30 million aggregate principal amount of Notes was completed on June 27, 2007. Sunstone’s net proceeds from the sale of the Notes were approximately $29.3 million after deducting the Initial Purchaser’s discount and other expenses. Sunstone intends to use approximately $13.2 million of the net proceeds to repurchase Common Stock and approximately $16.1 million of the net proceeds for general corporate purposes.

In connection with the Operating Partnership’s offering of the Notes, Sunstone and the Operating Partnership entered into a registration rights agreement with the Initial Purchaser, pursuant to which Sunstone has agreed to file a registration statement under the Securities Act covering the resale of the shares of the Common Stock deliverable upon exchange of the Notes, or to designate an existing shelf registration statement to cover the resale of such shares of Common Stock. The Operating Partnership will be required to pay specified additional interest to the holders of the Notes if Sunstone fails to comply with its obligations to register the Common Stock issuable upon exchange of the Notes within specified time periods, or if the registration statement ceases to be effective or the use of the prospectus is suspended for specified time periods. The Operating Partnership will not be required to pay additional interest with respect to any Note after it has been exchanged for any Common Stock.

The Notes, the guarantees and the underlying Common Stock issuable upon exchange of the Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K does not constitute an offer to sell, or the solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 2.03 of this Current Report on Form 8-K with respect to the Notes is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On June 22, 2007, Sunstone Hotel Investors, Inc. issued the press release furnished herewith as Exhibit 99.1, which is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of Sunstone under the Securities Act of 1933 or the Exchange Act.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release for Sunstone Hotel Investors, Inc., dated June 22, 2007 (furnished herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunstone Hotel Investors, Inc.

Date: June 27, 2007	By:	/s/ Kenneth E. Cruse
Kenneth E. Cruse
Chief Financial Officer